SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) April 15, 1998
                                                 --------------

                                PMC-SIERRA, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                    000-19084                    94-2925073
--------------------------------------------------------------------------------
(State or other jurisdiction        (Commission                 (IRS Employer
     of incorporation)              File Number)             Identification No.)


105-8555 Baxter Place, Burnaby, BC, Canada                           V5A 4V7
--------------------------------------------------------------------------------
(Address of principal executive offices)                            (Zip Code)


Registrant's telephone number, including area code (604) 415-6000
                                                   --------------

                                 Not Applicable
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 5.           OTHER EVENTS

         On April 15, 1998, Registrant signed a definitive agreement to purchase Integrated Telecom Technology, Inc. ("IgT"). IgT is a fabless semiconductor company headquartered in Gaithersburg, Maryland with a development site in San Jose, California. IgT makes Asynchronous Transfer Mode ("ATM") switching chipsets for Wide-Area-Network applications as well as ATM Segmentation-and-Reassembly and other telecommunication chips.

         The agreement anticipates a purchase for $55 million with approximately half of the consideration in cash and half in Registrant's stock and options. The transaction requires approval by the stockholders of IgT and regulatory clearance prior to closing.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: April 20, 1998                       PMC-SIERRA, INC.

                                           /s/ Robert L. Bailey
                                           -------------------------------------
                                           Robert L. Bailey,
                                           President and Chief Executive Officer